UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 17, 2018

Date of Report (Date of earliest event reported)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Learning Tree International, Inc. (the “Company”) held on April 17, 2018 (the “Annual Meeting”), the stockholders voted on: (i) the election of two Class II directors to serve for a three-year term ending at the 2021 annual meeting of stockholders (Proposal 1); (ii) the approval of the Learning Tree International, Inc. 2018 Equity Incentive Plan (Proposal 2); (iii) the approval, on a non-binding advisory basis, of the Company’s executive compensation (Proposal 3); and (iv) the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 28, 2018 (Proposal 4);. Each of the four proposals voted on at the Annual Meeting, which are described in further detail in the Company’s Definitive Proxy Statement, was approved by the Company’s stockholders.  No other proposal was submitted for consideration of Company stockholders at the Annual Meeting.

The results of the votes cast by stockholders are as follows:

Proposal 1 - To elect two Class II directors to serve for a three-year term ending at the 2021 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
John R. Phillips	8,837,639	856,831	273,872
Richard J. Surratt	8,908,673	785,797	273,872

Proposal 2 - The approval of the Learning Tree International, Inc. 2018 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
8,748,366	946,100	4	273,872

Proposal 3 - The approval, on a non-binding advisory basis, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
8,809,626	884,591	253	273,872

Proposal 4 - The ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 28, 2018.

For	Against	Abstain	Broker Non-Votes
9,172,227	796,086	29	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 17, 2018	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)